Mosaic



Market Mosaic

July 2018

Agricultural Outlook

The June Meltdown and a Tortoise and Hare Tale



Market Mosaic is a newsletter published for our customers, suppliers and stakeholders by the Market and Strategic Analysis group of The Mosaic Company. This issue examines the near term outlook for agricultural commodity markets.

Note that estimates for the 2017/18 crop year are labeled 17E on the charts. These estimates are well baked. Northern Hemisphere crops were harvested in 2017 and nearly all Southern Hemisphere crops are now safely in bins. Demand surprises also are unlikely given that the 2017/18 crop year has ended or will end in a couple of months..

Projections for 2018/19 are shown as gray bars and labeled 18F on the charts. These are very preliminary estimates based largely on trend forecasts. Production and stock projections could differ widely given that most Northern Hemisphere crops are at a critical stage of development and that Southern Hemisphere planting is several months off.

Michael R. Rahm
Vice President, Market and Strategic Analysis

Andy J. Jung
Sr. Director, Market and Strategic Analysisr

Chris Rodengen
Sr. Market Analyst

Mike Good
Database Analyst

A combination of factors produced a meltdown of key crop prices in June. The herd of fund managers, spooked by the likelihood of an all-out USA-China trade war, an ideal start to the North American growing season, and a stronger dollar, stampeded to liquidate large long positions.

Our assessment is that markets overreacted to these developments. Funds will have fun with trading algorithms, but global grain and oilseed demand remains solid, China is projected to import more than 100 million tonnes of soybeans in 2018/19, hot and dry weather has shriveled the wheat crop in several countries, and it looks a bit premature to trade away all of the U.S. weather premium. Global grain and oilseed stockpiles no doubt have shrunk in 2017/18, and absent a way-off-the-charts global harvest this year, piles of most crops likely will contract again in 2018/19. And, any production hiccup would pull down inventories to the lowest level in five years.

Our review of global grain and oilseed fundamentals reminded us of the Aesop fable about the race between the tortoise and hare. The moral of this story is that slow and steady wins the race. Well, we think it is a particularly relevant lesson. Steady tortoise-like demand growth is overtaking the last hare-like sprint in supply. Despite all of the noise in agricultural commodity markets today, the hare at some point in the near future will have to wake up and once again sprint to catch the tortoise.

The June Meltdown

The charts illustrate the meltdown of crop prices in June. The November soybean contract closed at $8.80 per bushel on June 29, off 16% or $1.74 per bushel in just 24 trading sessions from its May 25 peak of $10.54. The December 2018 corn contract ended the month at $3.71 per bushel, down 13% or 55 cents per bushel from $4.27 on May 23. Even with estimates of a smaller 2018/19 crop in several countries, the new crop price of HRW wheat closed at $4.71 per bushel on June 29, off 17% or 97 cents from its May 3 peak of $5.68.


New Crop Soybean Price
Daily Close Nov 18 Contract
$ BU
10.75
10.50
10.25
10.00
9.75
9.50
9.25
9.00
8.75
Sep-17
Dec-17
Mar-18
Jun-18
New Crop Corn Price
Daily Close Dec 18 Contract
$ BU
4.30
4.20
4.10
4.00
3.90
3.80
3.70
3.60
3.50
Sep-17
Dec-17
Mar-18
Jun-18
New Crop HRW Wheat Price
Daily Close Jul 18 Contract
$ BU
6.25
6.00
5.75
5.50
5.25
5.00
4.75
4.50
4.25
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18

Source: CME

– continued inside

Commodity fund managers had built record or near-record short positions in all three major crops at the end of 2017. The combination of several developments including a large stock build following the monster harvest of 2016/17, another big Northern Hemisphere harvest in the fall of 2017, and macroeconomic factors such as a weaker dollar fueled the bearish sentiment. However, the emergence of hot and dry conditions in Argentina, the U.S. Southern Plains, parts of Europe, and the Black Sea region coupled with continued strong demand and a view that commodities were back in favor caused fund managers to quickly build large long positions during the first few months of this year. The escalating threat of an all-out trade war, an ideal start to the U.S. growing season (as evidenced by outstanding early crop condition scores), and a stronger dollar resulted in a rapid liquidation of long positions. For example, managed funds were net long 202,427 corn contracts (or 1.01 billion bushels) as recently as May 29. Less than one month later, funds reported a net short position of 60,319 contracts (or 302 million bushels) on June 26.


Net Position of Managed Funds
1000 Contracts
300
250
200
150
100
50
0
-50
-100
-150
-200
-250
Source: CFTC
Jan-14
Jan-15
Jan-16
Jan-17
Jan-18
Corn
Soybeans
Wheat

The Tortoise and Hare Race

Global grain and oilseed use has increased at a compound annual growth rate of 2.2% since the turn of the century. Like the tortoise, demand has advanced at a moderate and steady pace. In fact, year-over-year percentage changes ranged from a low of 0.3% in 2012/13 to a high of 4.6% in 2013/14. The low rate occurred after the severe drought in 2012 and corresponding price fly-ups that were required to allocate limited supplies to their highest valued uses. Use surged the following year as a rebound in production and more moderate prices unleashed large pent-up demand.

Global production of the 16 leading grain and oilseed crops also has increased at a compound annual growth rate of 2.2% during this period. However, like the hare, gains have come in sprints following run-ups in agricultural commodity prices. The chart


World Grain and Oilseed Production and Use
Bil Tonnes
Source: USDA
3.4
3.2
3.0
2.8
2.6
2.4
2.2
2.0
00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E 18F
Crop Year Beginning in
Production
Stoop 1 (2.2)
Stoop 2 (2.4)
Stoop 3 (2.7)
Stoop 4 (3.1)
Use

shows three big step-ups in production following price spikes in 2004, 2008 and 2012. For example, farmers had never harvested more than 2.8 billion tonnes of these crops prior to 2013, but production has averaged nearly 3.1 billion tonnes per year since the 2012 drought and price spike, a step-up of 15% from the prior five-year stoop.

Farmers bring additional land into production and apply more technology in the form of higher quality seeds, better plant nutrition, improved equipment, and more advanced cropping practices when prices increase. For example, harvested area for these crops averaged 942 million hectares per year from 2013 to 2017, an increase of 4% or 36 million hectares from the average for the previous five years – an increase greater than current harvested area in Argentina. The average yield also increased more than 9% from 2.98 tonnes per hectare from 2008 to 2012 to 3.26 during the last five years.

The Tortoise is Pulling Ahead in 2017/18

The tortoise is pulling ahead of the hare this year. USDA estimates for the 2017/18 crop year released on June 12 show that global grain and oilseed demand will exceed supply for the first time since 2012/13. Demand is projected to increase 1.8% to 3.15 billion tonnes while production is pegged at 3.13 billion, a drop of 1.6% from the record-smashing harvest of 3.19 billion in 2016/17. As a result, after shooting up during the last four years, global grain and oilseed inventories are projected to decline 23 million tonnes to 745 million and the stocks-to-use percentage is expected to drop 110 basis points to 23.7% by the end of 2017/18.

What is even more significant is that all of the inventory drawdown is outside China. Chinese grain and oilseed stocks are less visible and typically not a key driver of crop prices – not to mention that inventory estimates are closely guarded state secrets and private guesstimates vary widely and are revised frequently. The chart shows that inventories outside China are projected to drop 24 million tonnes to 422 million and that the stocks-to-use percentage is expected to decline 130 basis points to 17.1% by the end of 2017/18.

"Steady tortoise-like demand growth is overtaking the last hare-like sprint in supply. At some point, the hare will have to wake up and once again sprint to catch the tortoise."

- Dr. Michael R. Rahm

Mil Tonnes World Grain and Oilseed Stocks Mil Tonnes Argentina Corn Production MT HA Mil Tonnes Brazil Corn Production MT HA 850 Source: USDA and Mosaic 45 9.0 100 6.0 800 Source: USDA Source: USDA 750 40 8.5 90 5.5 700 650 35 8.0 80 5.0 600 550 30 7.5 70 4.5 500 25 7.0 60 4.0 450 400 20 6.5 50 3.5 350 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F 15 6.0 40 3.0 Actual Mosaic 2018/19 Range Mosaic Likely USDA 10 5.5 30 2.5 This chart also highlights that the stocks-to-use percentage has 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F ranged from about 16% to 19% since 2000. Crop prices have Crop Year Beginning In Crop Year Beginning In increased when the percentage has dropped to the low end of the Production Average Yield Production Average Yield range as it did in 2003/04, 2007/08, and 2012/13. Prices have Soybeans account for another 21% of the projected decline in decreased when the percentage has moved to the high end of the grain and oilseed stocks outside China this year. The latest USDA range. estimates indicate that stocks will decline 5 million tonnes to 72 Mil Tonnes World Less China Grain and Oilseed Stocks Percent million or 31% of projected use by the end of 2017/18. Demand 450 22% Source: USDA 425 21% is forecast to increase 2.6% this year, and record harvests in the 400 20% United States and Brazil were not enough to make up for the plunge 375 19% in Argentine output this year. 350 18% 325 17% Mil Tonnes World Less China Soybean Stocks Percent Mil Tonnes World Less China Soybean Production 300 16% 80 35.0% 350 275 15% Source: USDA Source: USDA 250 14% 70 32.5% 300 225 13% 60 30.0% 250 200 12% 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F Crop Year Beginning in 50 27.5% 200 Stocks S:U Percent Low High 40 25.0% Of the 24 million tonne projected drawdown of grain and oilseed 150 inventories outside China this year, the three big crops – corn, wheat 30 22.5% 100 and soybeans -- account for 82% of the drop, and two countries 20 20.0% -- Argentina and Brazil -- account for 78% of the decline. A severe 50 drought shriveled the Argentine corn and soybean crops this year, 10 17.5% 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F 0 and a late-season dry spell has reduced estimates of Brazil’s second 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F Crop Year Beginning in Crop Year Beginning in crop or Safrinha corn harvest. Stocks S:U Percent USA Brazil Argentina Other Soybeans have captured most of the recent headlines due to the Argentine drought and escalating threats of a trade war, but corn In Argentina, the main soybean and corn producing region accounts for nearly 60% of the projected drawdown of grain and experienced the worst drought since 2008/09. The USDA estimates oilseed inventories outside China this year. The June 12 USDA that production will plummet 20.8 million tonnes to 37.0 million estimates indicate that corn stocks will decline 14 million tonnes to this year. End-June estimates from the Rosario Board of Trade, the 113 million or 13.7% of projected use by the end of 2017/18. The Buenos Aires Grain Exchange and private forecasters are even lower projected decline is due to a 2.3% increase in demand coupled with a drop in production from sky-high records last year. The USDA Mil Tonnes Argentina Soybean Production MT HA estimates that production outside China will drop 40 million tonnes 65 3.4 in 2017/18 with the United States, Brazil and Argentina accounting Source: USDA 60 3.2 for 88% of the decline. 55 3.0 Mil Tonnes World Less China Corn Stocks Percent Mil Tonnes World Less China Corn Production 50 2.8 130 17% 900 Source: USDA Source: USDA 120 16% 800 45 2.6 700 110 15% 40 2.4 600 100 14% 500 35 2.2 90 13% 400 30 2.0 80 12% 300 70 11% 25 1.8 200 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F 60 10% 100 Crop Year Beginning In 50 9% 0 Production Average Yield 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E 18F Crop Year Beginning in Crop Year Beginning in Stocks S:U Percent USA Brazil Argentina Other

® in the 35 to 36 million tonne range. Inventories at the end of 2017/18 are forecast to shrink 8.1 million tonnes to 28.2 million, down from a record 36.2 million a year earlier. Wheat accounts for just 3% of the projected decline in grain and grain and oilseed inventories drop 25 million tonnes to 720 oilseed inventories outside China this year. Demand is projected million by the end of the 2018/19 crop year (the gold square). to increase 1.4% or more than 8 million tonnes, but supply gains At the risk of being labeled a two-handed economist, we ran our were about the same even though some regions such as North farming-with-spreadsheets enterprise to estimate the extreme America and Australia produced much smaller crops while other outcomes. The high end of the range or a “farm crisis” scenario regions such as the former Soviet Union (FSU), India and Pakistan assumes that: 1) harvested area increases to 948 million hectares, reaped record harvests last year. As a result, global inventories 2) the average yield jumps to 3.46 tonnes per hectare (equal to are projected to decline only 0.7 million tonnes in 2017/18. The trend plus the largest positive deviation from trend since 2000), 2018/19 crop year is shaping up to be a much diﬀerent story, and 3) demand increases at a bit slower pace of just 1.5%. In this however. scenario, production climbs to 3.28 billion tonnes and stocks build Mil Tonnes World Less China Wheat Stocks Percent Mil Tonnes World Less China Wheat Production 72 million tonnes to a record 817 million. 650 150 30% Source: USDA Source: USDA 600 The low end of the range or a “food crisis” scenario assumes that: 140 28% 550 1) harvested area stays ﬂat at 943 million hectares, 2) the average 130 26% 500 450 yield declines to 3.26 tonnes per hectare (equal to trend less the 120 24% 400 350 largest negative deviation from trend), and 3) demand increases 110 22% 300 at a more robust rate of 2.0%. In this case, production drops to 100 20% 250 200 3.08 billion tonnes and stocks are pulled down 145 million tonnes 90 18% 150 to just 600 million. 80 16% 100 50 70 14% 0 There clearly is a wide range of potential outcomes in 2018/19. 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E18F 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E 18F Crop Year Beginning in Crop Year Beginning in The USDA estimates released on June 12 no doubt will get revised Stocks S:U Percent NA Russia + Ukraine Australia Other but they at least provide a starting point to handicap the 2018/19 race. If we again exclude China from the analysis, USDA projects The Tortoise Likely Will Stretch Its Lead in 2018/19 that inventories will decrease another 47 million tonnes to 375 Preliminary forecasts indicate that the tortoise likely will stretch million, and the stocks-to-use percentage will drop to 15.0%, just its lead over the hare during the 2018/19 crop year. Although 10 basis points greater than the previous low of 14.9% at the end ending inventories could vary widely depending on the whims of of the 2003/04 crop year. Mother Nature, initial USDA production and use projections result Wheat accounts for nearly 40% of the projected drop in inventories in another drop in global grain and oilseed stocks in 2018/19. outside China in 2018/19. Of the three major crops, estimates of On the demand side of the equation, the latest USDA estimates indicate that global grain and oilseed use will increase a moderate 1.6% or 51 million tonnes to 3.20 billion in 2018/19. This is the ﬁrst time that global use has breached the 3.20 billion tonne mark, and the projected gain of 51 million tonnes is almost 20% greater than an average Australian harvest of these crops. On the supply side, USDA assumes that harvested area of these 16 crops will increase to a record 950 million hectares in 2018/19, up from 943 million this year, and that the average yield will tick up to 3.33 tonnes per hectare from 3.32 in 2017/18. As a result, global production is projected to increase from 3.13 billion tonnes in 2017/18 to 3.16 billion in 2018/19. That still is shy of the 2016/17 record of 3.19 billion tonnes. The world grain and oilseed stocks chart illustrates the wide range of potential outcomes in 2018/19. The latest UDSA forecasts result in a 54 million tonne drop in global inventories to 692 million tonnes by the end 2018/19 (the red triangle). We operate a farming-with-spreadsheets enterprise in our shop that is much less work than real farming and somewhat useful to illustrate the wide range of potential outcomes for next year. Our likely scenario assumes that: 1) harvested area increases to 946 million hectares, 2) the average yield climbs to 3.38 tonnes per hectare (the trend using 2000-17 yields), and 3) demand increases at a slightly faster pace of 1.75%. In this case, global the 2018/19 wheat crop are pretty well baked given that the crop year in many countries began on June 1 and combines are rolling in many parts of the Northern Hemisphere. The latest USDA estimates indicate that stocks will decline 18 million tonnes to 128 million or 20.3% of projected use, the lowest percentage since 2007/08. The projected drop is due to a modest 3 million tonne increase in use and a 13 million tonne drop in production, the first decline since 2012/13. Several key exporting regions experienced hot and dry growing conditions this year, and the USDA likely will revise down crop estimates for several countries in future reports. The combined harvest in Russia and Ukraine currently is projected to decline 17 million tonnes from the record last year, and both the United States and Australia are expected to produce below average crops due to severe drought conditions in the U.S. Southern Plains and Eastern Australia.

The table shows the USDA's latest U.S. wheat balance sheet as well as likely, bullish and bearish scenarios for 2018/19 from our farming-with-spreadsheets enterprise. USDA estimates released on June 12 and adjusted for the June 29 acreage report indicate that U.S. stocks will decline 105 million bushels or nearly 4 million tonnes in 2018/19. Based on minor tweaks in production and use, each of our scenarios shows a drop in U.S. inventories in 2018/19.

Corn accounts for another 40% of the projected drop in grain and oilseed inventories outside China in 2018/19. Stocks are forecast to decline 19 million tonnes to 94 million or just 11.3% of projected use. The agency projects that the 2018/19 harvest will increase more than 8 million tonnes and rank as the second largest on record. Production in Brazil and Argentina is projected to rebound close to the record of 2016/17, but output in the United States is forecast to decline as a result of another drop in acreage and the assumption of a trend yield that is less than the 2017/18 record. As a result, U.S. inventories are projected to drop 13 million tonnes or 525 million bushels next year.

The table shows the USDA's latest U.S. corn balance sheet as well as our likely, bullish and bearish scenarios for 2018/19. The June 29 Acreage report put planted area at 89.1 million acres, up from the Prospective Plantings estimate of 88.0 million but down from 90.2 million last year. The U.S. crop is off to a great start with more than three-quarters of the crop rated good or excellent on July 1. If rain makes grain and if July and August don't turn extremely hot and dry, then the U.S. balance sheet likely will tilt toward the bearish scenario. In this case, U.S. corn stocks likely will stay unchanged or even climb back to the high level of 2016/17. Stay tuned – another summer of whiskey and The Weather Channel for corn traders.

Soybeans account for just 8% of the projected drop in grain and oilseed inventories outside China in 2018/19. Stocks are forecast to decline 4 million tonnes to 68 million or 28.3% of projected use. Soybean demand remains a good story. Global use outside China is projected to increase 2.6% or 6 million tonnes (and Chinese use is projected to increase 8% or 8 million tonnes with imports growing another 5 million tonnes). Production, however, is expected to keep pace with demand. The USDA projects that production outside China will increase almost 19 million tonnes to a record 341 million in 2018/19 due to an expected to rebound in Argentina and near record output in both the United States and Brazil.

The table shows the USDA's latest U.S. soybean balance sheet along with our likely, bullish and bearish scenarios for 2018/19.

U.S. Corn Supply/Demand Balance Sheet Source: USDA and Mosaic

	USDA							Mosaic 2018/19		
(mil bu)	12/13	13/14	14/15	15/16	16/17	17/18	18/19	Bull	Likely	Bear
Acreage and Yield										
Planted (mil acres)	97.3	95.4	90.6	88.0	94.0	90.2	89.1	89.1	89.1	89.1
Harvested (mil acres)	87.4	87.5	83.1	80.8	86.7	82.7	81.8	81.8	81.8	81.8
Yield (bu/acre)	123.1	158.1	171.0	168.4	174.6	176.6	174.0	167.9	174.0	180.1
Harvested Ratio (%)	*89.8%*	*91.7%*	*91.8%*	*91.7%*	*92.3%*	*91.7%*	*91.7%*	*91.7%*	*91.7%*	*91.7%*
Supply										
Beginning Stocks	989	821	1,232	1,731	1,737	2,293	2,102	2,102	2,102	2,102
Production	10,755	13,829	14,215	13,602	15,148	14,604	14,228	13,730	14,228	14,726
Imports	160	36	32	68	57	45	50	50	50	50
Total	**11,904**	**14,686**	**15,479**	**15,401**	**16,942**	**16,942**	**16,380**	**15,882**	**16,380**	**16,878**
Use										
Feed & Residual	4,309	5,002	5,284	5,114	5,472	5,500	5,350	5,375	5,350	5,350
Food/Industrial/Seed	6,044	6,531	6,597	6,648	6,883	7,040	7,165	7,195	7,165	7,135
Ethanol for Fuel	*4,641*	*5,124*	*5,200*	*5,224*	*5,435*	*5,575*	*5,675*	*5,700*	*5,675*	*5,650*
Other	*1,403*	*1,407*	*1,397*	*1,424*	*1,448*	*1,465*	*1,490*	*1,495*	*1,490*	*1,485*
Exports	730	1,921	1,867	1,901	2,293	2,300	2,100	2,200	2,100	2,100
Total	**11,083**	**13,454**	**13,748**	**13,664**	**14,649**	**14,840**	**14,615**	**14,770**	**14,615**	**14,585**
Ending Stocks	**821**	**1,232**	**1,731**	**1,737**	**2,293**	**2,102**	**1,765**	**1,112**	**1,765**	**2,293**
Stocks as % of Use	*7.4%*	*9.2%*	*12.6%*	*12.7%*	*15.7%*	*14.2%*	*12.1%*	*7.5%*	*12.1%*	*15.7%*

U.S. Soybean Supply/Demand Balance Sheet Source: USDA and Mosaic

	USDA							Mosaic 2018/19		
(mil bu)	12/13	13/14	14/15	15/16	16/17	17/18	18/19	Bull	Likely	Bear
Acreage										
Planted (mil acres)	77.2	76.8	83.3	82.7	83.4	90.1	89.6	89.6	89.6	89.6
Harvested (mil acres)	76.1	76.3	82.6	81.7	82.7	89.5	88.9	88.9	88.9	88.9
Yield (bu/acre)	40.0	44.0	47.5	48.0	52.0	49.1	48.5	46.8	48.5	50.2
Harvested Ratio (%)	*98.6%*	*99.2%*	*99.2%*	*98.9%*	*99.1%*	*99.3%*	*99.2%*	*99.2%*	*99.2%*	*99.2%*
Supply										
Beginning Stocks	169	141	92	191	197	302	505	505	505	505
Production	3,042	3,358	3,927	3,926	4,296	4,392	4,310	4,159	4,310	4,461
Imports	41	72	33	24	22	25	25	25	25	25
Total	**3,252**	**3,570**	**4,052**	**4,141**	**4,515**	**4,718**	**4,840**	**4,689**	**4,840**	**4,991**
Use										
Crush	1,689	1,734	1,873	1,886	1,901	2,015	2,000	2,020	2,000	1,980
Seed & Residual	95	106	146	115	139	133	135	135	135	135
Exports	1,328	1,639	1,842	1,942	2,174	2,065	2,290	2,315	2,290	2,265
Total	**3,111**	**3,478**	**3,862**	**3,944**	**4,213**	**4,213**	**4,425**	**4,470**	**4,425**	**4,380**
Ending Stocks	**141**	**92**	**191**	**197**	**302**	**505**	**415**	**219**	**415**	**611**
Stocks as % of Use	*4.5%*	*2.6%*	*4.9%*	*5.0%*	*7.2%*	*12.0%*	*9.4%*	*4.9%*	*9.4%*	*13.9%*

The key take-away is that the U.S. balance sheet likely will snug a bit next year, but the supply and demand balance is extremely sensitive to relatively small changes in production or use. Our likely scenario includes the June 29 USDA acreage estimate of 89.6 million acres, up from the Prospective Plantings estimate of 89.0 million acres but down from 90.1 million last year. Based on recent acreage estimates and current crop condition scores, the U.S. balance sheet also tilts to the bearish scenario at this time.

Will the Tortoise Pick Up Its Pace?

Two important demand variables to watch during the next few years are new biofuels initiatives in China and Brazil. These initiatives are not expected to provide as big of a demand boost as U.S. biofuels programs during the last decade, but their combined impact could be significant. So the tortoise could pick up its pace.

China announced last year that it intends to convert all gasoline supplies to E10 blends by 2020. The policy is designed to achieve the twin goals of reducing levels of air pollution in major urban centers as well as using up large government-owned corn inventories, some of which are not fit for animal or human consumption. It looks like this initiative is moving ahead quickly-the port city of Tianjin announced in June that it will begin to use E10 blends by the end of September.

In big round numbers, China likely will burn around 50 billion gallons of gasoline by the time the initiative is fully implemented in 2020. China produces about 750 million gallons of ethanol today, so the incremental production of 4.0 to 4.5 billion gallons eventually will require an additional 35 to 40 million tonnes of corn production somewhere, assuming nearly all of the increase is from corn-based ethanol. China will need to grow or import more corn after stocks are depleted or import ethanol to meet this requirement.

In Brazil, the biodiesel blending mandate was increased from 8% to 10% on March 1. The local vegetable oils industry association estimates that the increase will boost the annual soybean crush 4.0 million tonnes. RenovBio, the federal program to increase biofuels use, seeks to double ethanol use by 2030. Corn-based ethanol is expected to capture a large chuck of this growth, especially in the Midwest region that produces increasingly large corn surpluses. The president of the corn-based ethanol association indicated that ethanol production in Mato Grosso should increase from about 400 liters today to 3.0 or 4.0 billion liters in the next five years.

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This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the anticipated benefits and synergies of our acquisition of the global phosphate and potash operations of Vale S.A. conducted through Vale Fertilizantes (which, when combined with our legacy distribution business in Brazil, is now known as Mosaic Fertilizantes) (the "Transaction"), other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company's management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to: difficulties with realization of the benefits and synergies of the Transaction, including the risks that the acquired business may not be integrated successfully or that the anticipated synergies or cost or capital expenditure savings from the Transaction may not be fully realized or may take longer to realize than expected, including because of political and economic instability in Brazil or changes in government policy in Brazil; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic's international operations and those of joint ventures in which Mosaic participates, including the performance of the Wa'ad Al Shamal Phosphate Company (also known as MWSPC), the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, and the future success of current plans for MWSPC and any future changes in those plans; the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine, which is operated by an entity in which we are the majority owner; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic's decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic's operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic's processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States, Canada or Brazil, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management's current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic's commitments in support of such funding; reduction of Mosaic's available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic's Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic's operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss; as well as other risks and uncertainties reported from time to time in The Mosaic Company's reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Copyright © 2018. The Mosaic Company. All rights reserved.


4R Principles of Nutrient Stewardship
RIGHT SOURCE
RIGHT RATE
RIGHT TIME
RIGHT PLACE